UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Uwharrie Capital Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2009

Dear Shareholder:

Your Board of Directors is pleased to extend this invitation for you to join our corporate family at the Uwharrie Capital Corp Annual Meeting of Shareholders on Tuesday, May 12, 2009, at the Stanly County Agri-Civic Center, Albemarle.

¿ Buffet Dinner & Fellowship	4:30 p.m. – 6:00 p.m.
¿ Recognitions	6:00 p.m. – 6:30 p.m.
¿ Business Meeting	6:30 p.m.

Our objective for the Annual Meeting is for us, as a corporate family of associates, directors, and shareholders, to reflect on what has been accomplished by everyone working together and to learn about our company’s future plans.

Enclosed you will find our 2008 Summary Annual Report, Proxy Statement, and Appointment of Proxy (Proxy Card). The Summary Annual Report communicates our mission, 2008 highlights, and condensed financial statements in an informative, easy to read format. Complete financial statements and notes are contained in the full Annual Report, which is a part of the Proxy Statement. This document explains the three items to be voted upon at the meeting: (1) Election of Directors, (2) Advisory Vote on Executive Compensation, and (3) Ratification of Appointment of Independent Registered Public Accounting Firm.

Remember, we cannot conduct the legal meeting without a majority of votes, and this would cause unnecessary expense to your company. You may vote by Proxy Card or by the Internet (see Voting Instructions on enclosed Appointment of Proxy). If you are voting by Proxy Card, please return it in the enclosed postage-paid envelope addressed to First Citizens Bank in Raleigh, NC, our Stock Transfer Agent, who will be tabulating votes. Our association with First Citizens Bank is strictly for the purpose of stock transfer agent services offered through its Corporate Trust Division. No shareholder account information is shared with other divisions and/or subsidiaries of First Citizens Bank.

Along with your vote, please indicate your dinner reservation and any comment or question for management.

Thank you for your continued support as a member of our corporate family. You are making a difference! We look forward to seeing you Tuesday, May 12, 2009.

Sincerely,

UWHARRIE CAPITAL CORP

Tamara M. Singletary

Executive Vice President - Investor Relations

and Corporate Secretary

Enclosures

P. O. Box 338, Albemarle, NC 28002-0338        Telephone: (704) 982-4415        Fax: (704) 982-4355

www.UwharrieCapitalCorp.com